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TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DFB Healthcare Acquisitions Corp.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

 EXPLANATORY NOTE

        This Amendment No. 2 to Schedule 14A ("Amendment No. 2") is being filed solely to attach a corrected version of Annex D to the preliminary proxy statement (the "Proxy Statement") of DFB Healthcare Acquisitions Corp. that was filed as Amendment No. 1 to Schedule 14A on September 24, 2019 ("Amendment No. 1"). An incorrect version of Annex D was inadvertently filed with Amendment No. 1. The attached corrected Annex D replaces the version of Annex D that was filed with Amendment No. 1 (and is the same as the copy of Annex D that was filed with the original filing of the Proxy Statement on August 19, 2019). This Amendment No. 2 amends only Annex D to the Proxy Statement as specified above and makes no other changes to the Proxy Statement.

 Annex D

AdaptHealth Holdings LLC

A Delaware Limited Liability Company

        FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

THE MEMBERSHIP INTERESTS IN THE COMPANY REPRESENTED BY THIS FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH MEMBERSHIP INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND OTHER LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

D-i

D-ii

 FIFTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
ADAPTHEALTH HOLDINGS LLC
A Delaware Limited Liability Company

        THIS FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement") of AdaptHealth Holdings LLC, a Delaware limited liability company (the "Company"), dated as of [                ], 2019 (the "Effective Date") by and among the Company and each of the undersigned members hereto (each individually a "Member" and collectively, the "Members").

        WHEREAS, the Company was formed as a limited liability company under the Delaware Limited Liability Company Act (the "Act"), by filing a Certificate of Formation with respect thereto (the "Certificate") with the Delaware Secretary of State;

        WHEREAS, the Members entered into that certain Fourth Amended and Restated Limited Liability Company Agreement of the Company (the "Previous Agreement"), dated as of March 20, 2019; and

        WHEREAS, in connection with the transactions contemplated by the Merger Agreement (as defined below), the parties now desire to amend and restate the Previous Agreement in its entirety in order to, among other things, add Pubco (as defined below) as a Member and to set forth the respective rights and obligations of the Members and the Company as set forth herein.

        NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I.
DEFINITIONS

        SECTION 1.1.    Definitions.     The following terms shall have the following meanings for purposes of this Agreement:

        "Act" has the meaning ascribed to it in the Recitals to this Agreement.

        "Affiliate" means, with respect to any specified Person at any time, each Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person at such time, and the officers, directors and managers of such specified Person. For purposes of this definition, "control", when used in reference to any specified Person, means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities or other ownership interest, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Agents" means a Person's officers, employees, directors, shareholders, partners, members, and legal and financial advisors.

        "Agreement" has the meaning ascribed to it in the preamble to this Agreement.

        "Amended and Restated Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of Pubco, dated on or about the date hereof, as the same may be amended, amended and restated or replaced from time to time.

        "APM" means Access Point Medical LLC, a Delaware limited liability company.

        "BlueMountain" means BlueMountain Summit Opportunities Fund II (US) L.P. Such term also includes each Permitted Transferee of BlueMountain to whom Units have been Transferred or issued in accordance with the provisions of this Agreement.

        "Blue River" means Blue River NJ LLC, a New Jersey limited liability company.

        "Business Day" means any weekday other than a weekday on which commercial banks in the State of Delaware are authorized or required to be closed.

        "Capital Account" means, with respect to any Holder, the account maintained for such Holder in accordance with the following provisions:

          (a)   To each Holder's Capital Account there shall be added such Holder's Capital Contributions, such Holder's allocable share of Net Income and any items in the nature of income or gain that are specially allocated to such Holder pursuant to Section 4.3(b) hereof, and the amount of any Company liabilities assumed by such Holder or that are secured by any property distributed to such Holder.

          (b)   From each Holder's Capital Account there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Holder pursuant to any provision of this Agreement, such Holder's allocable share of Net Losses and any items in the nature of expenses or losses that are specially allocated to such Holder pursuant to Section 4.3(b) hereof, and the amount of any liabilities of such Holder assumed by the Company or that are secured by any property contributed by such Holder to the Company.

          (c)   In the event any Unit in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Unit.

          (d)   In determining the amount of any liability for purposes of subparagraphs (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

          (e)   The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Code Section 704(b) and the Regulations promulgated thereunder, and shall be interpreted and applied by the Manager in a manner consistent with such Regulations. Additional adjustments to Capital Accounts shall be made by the Manager in accordance with such Regulations.

        "Capital Contribution" means the amount of cash and the initial Gross Asset Value of any property other than cash (net of any liabilities to which such property is subject or assumed by the Company) contributed or deemed contributed from time to time to the Company by a Holder. If any Unit is transferred, the transferee shall succeed to the Capital Contribution of the transferor to the extent it relates to the transferred Unit.

        "Cash Payment" has the meaning ascribed to it in the Exchange Agreement.

        "Certificate" has the meaning ascribed to it in the Recitals to this Agreement.

        "Class" means any class of Unit authorized from time to time.

        "Class A Common Stock" means Pubco's common stock, par value $0.0001 per share.

        "Class B Common Stock" means voting, non-economic common stock of Pubco, designated as Class B Common Stock in the Amended and Restated Certificate of Incorporation.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

        "Common Units" means the units of ownership interest in the Company authorized in Section 2.8.

        "Company" has the meaning ascribed to it in the preamble to this Agreement.

        "Confidential Information" means oral and written information concerning the Company or its Subsidiaries or their respective businesses or operations furnished to any Holder or Agent thereof by or on behalf of the Company (irrespective of the form of communication and whether such information is so furnished before, on or after the date hereof), and all analyses, compilations, data, studies, notes, interpretations, memoranda or other documents prepared by any Holder or any Agent thereof containing or based in whole or in part on any such furnished information; provided that the term "Confidential Information" does not, with respect to any Holder, include any information which (i) at the time of disclosure is or thereafter becomes generally available to the public (other than as a result of a disclosure directly or indirectly by such Holder or any of its Agents in violation of Article IX) (ii) is or becomes available to such Holder on a non-confidential basis from a source other than the Company or its agents, representatives or advisors (provided that such source was not known by such Holder to be prohibited from disclosing such information to such Holder by a legal, contractual or fiduciary obligation), or (iii) is independently developed by such Holder, without use of or reliance on Confidential Information or violation of such Holder's obligations hereunder.

        "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the Company uses the "remedial allocation method" under Regulation §1.704-3(d) for any property, Depreciation for such property shall be determined in accordance with Regulation §1.704-3(d)(2), and provided further that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be calculated with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

        "Distributable Assets" means, with respect to any fiscal period, all receipts by the Company of cash and other assets from any and all sources, reduced by operating expenses, contributions of capital to Subsidiaries, investments and payments required to be made in connection with any loan to the Company and any reserves as determined in the good-faith judgment of the Manager.

        "Exchange" has the meaning ascribed to it in the Exchange Agreement.

        "Exchange Agreement" means that certain Exchange Agreement, dated as of the date hereof, by and between the Company, Pubco and the other Members from time to time party thereto.

        "Exchange Rate" has the meaning ascribed to it in the Exchange Agreement.

        "Exchangeable Units" has the meaning ascribed to it in the Exchange Agreement.

        "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

        "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (a)   The initial Gross Asset Value of any asset contributed by a Holder to the Company shall be the gross fair market value of such asset on the date of the contribution, as determined by the contributing Holder and the Manager.

          (b)   The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the following times:

              (i)  the acquisition of an additional interest in the Company by a new or existing Holder in exchange for more than a de minimis Capital Contribution, if the Manager reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Holders in the Company;

             (ii)  the distribution by the Company to a Holder of more than a de minimis amount of Company property as consideration for an entire or partial interest in the Company, if the Manager reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Holders in the Company;

            (iii)  the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but not a termination of the Company under Section 708(b)(1)(B) of the Code;

            (iv)  the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company; and

             (v)  such other times as the Manager shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

          (c)   The Gross Asset Value of any Company asset distributed to a Holder shall be the gross fair market value of such asset on the date of distribution, as determined by the Manager.

          (d)   The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704- 1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the Manager determines that an adjustment pursuant to subparagraph (b) of this definition of Gross Asset Value is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

          (e)   The Gross Asset Value of each Company asset shall be adjusted by the Depreciation with respect to such asset.

        "Gvodas" means Jedi Enterprises, LLC, a Delaware limited liability company.

        "Holder" means any Person who owns any Unit and is permitted to own such Unit consistent with the terms of this Agreement, without regard to whether such Holder has been admitted as a Member.

        "Incentive Member" has the meaning ascribed to it in Section 2.8(b).

        "Incentive Unit Agreement" means with respect to each Member holding Incentive Units, that certain agreement dated as of the date of issuance of such Member's Incentive Units between the Company and such Member.

        "Incentive Units" has the meaning ascribed to it in Section 2.8(b).

        "Institutional Representatives" has the meaning ascribed to it in Section 3.6.

        "Joinder Agreement" has the meaning ascribed to in Section 6.1(f).

        "Liquidation Value" means the amount that would be distributed with respect to a Unit if the Company sold all of its assets for their fair market value, paid all of its liabilities (limited with respect to any nonrecourse liability to the fair market value of the assets that secure such liability), and distributed the balance in liquidation of the Company.

        "Manager" means Pubco or any successor thereto appointed in accordance with Section 3.1(c).

        "McLarty" means McLarty Capital Partners SBIC, L.P.

        "Member" means (i) each Person admitted as a Member as of the date hereof and (ii) each other Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act. The Members shall constitute the "members" (as that term is defined in the Act) of the Company.

        "Merger Agreement" means that certain Agreement and Plan of Merger, dated as of July 8, 2019, Pubco, BM AH Holdings, LLC, a Delaware limited liability company (the "BM Blocker"), Access Point Medical, Inc., a Delaware corporation (the "A Blocker" and, together with the BM Blocker, the "Blockers"), DFB Merger Sub LLC, a Delaware limited liability company, the Company, AH Representative LLC, a Delaware limited liability company (the "Company Unitholders' Representative"), and, solely for purposes of Section 7.20 thereof, the BM Blocker Sellers (as defined therein) and, solely for purposes of Section 7.21 thereof, the A Blocker Seller (as defined therein).

        "Net Exchanged Unit Amount" has the meaning ascribed to it in the Exchange Agreement.

        "Net Income" or "Net Loss" means for each fiscal year or other appropriate period of the Company, an amount equal to the Company's Taxable Income or Tax Loss for such fiscal year or period, determined with the following adjustments:

          (a)   Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable Income or Tax Loss;

          (b)   Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such Taxable Income or Tax Loss;

          (c)   In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of the asset) or loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset for purposes of computing Net Income or Net Loss;

          (d)   Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

          (e)   In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, Depreciation shall be taken into account for such fiscal year or period;

          (f)    To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required pursuant to Regulations Section 1.704- 1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

          (g)   Notwithstanding any other provision of this definition of Net Income or Net Loss, any items that are specially allocated pursuant to Section 4.3(b) hereof shall not be taken into account in computing Net Income or Net Loss. To the extent permitted by the Regulations, the amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section 4.3(b) hereof shall be determined by applying rules analogous to those set forth in this definition of Net Income or Net Loss.

        "Ocean Rock" means Ocean Rock NJ LLC, a New Jersey limited liability company.

        "Officer" means each Person designated as an officer of the Company pursuant to and in accordance with the provisions of Section 3.2, subject to any resolution of the Manager appointing such Person as an officer or relating to such appointment.

        "Parnes" means Joshua Parnes.

        "Permitted Transfer" has the meaning ascribed to it in Section 6.1(a).

        "Person" means any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

        "Previous Agreement" has the meaning ascribed to it in the Recitals to this Agreement.

        "Pubco" means DFB Healthcare Acquisitions Corp., a Delaware corporation.

        "Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (and including corresponding provisions of succeeding regulations).

        "Regulatory Allocations" has the meaning ascribed to it in Section 4.3(b).

        "Restricted Period" means, as to a Holder, the period beginning on the date on which such Person becomes a Holder and ending one (1) year following the date on which either (a) neither such Person nor any Permitted Transferee of such Person owns any Units, or other equity interest in the Company, or (b) such Person offers to transfer all of such Person's Units, and other equity interests in the Company held by such Person, to the Company for a redemption price of One Dollar ($1).

        "Rollover Member" means Verus Equity Holding Company LLC.

        "Safe Harbor Election" has the meaning ascribed to it in Section 2.8(c).

        "Sale of the Company" means the occurrence of any of the following events, in each case whether in a single transaction or a series of related transactions: (i) any Person (including, without limitation, any one or more Persons acting together as a "group" (as such term is defined in Section 13(d) of the Securities and Exchange Act of 1934, as amended, and the rules promulgated thereunder)), other than any Holder of the Company or Affiliate of such Holder as of the date of this Agreement, acquires direct or indirect beneficial ownership of fifty percent (50%) or more of the capital or profits interests or voting power of the Company; (ii) the merger or consolidation of the Company with or into any other entity in a transaction in which the Holders of the Company and the Affiliates of such Holders immediately prior to the consummation of such transaction collectively own less than 50% of the capital and profits interests or voting power of the entity surviving such transaction (or any other business combination having a similar effect); or (iii) the sale, assignment or transfer of all or substantially all of the assets, business or properties of the Company.

        "Secondary Indemnitors" has the meaning ascribed to it in Section 3.3(g).

        "Securities Act" means the Securities Act of 1933, or any successor federal statute, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, as the same may be amended from time to time.

        "Subsidiary" shall mean, as to any Person, (a) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the Directors of such corporation (irrespective of whether or not at the time, any class or classes of the stock of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (b) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a fifty percent (50%) interest in the total capital, profits, or total voting interests of such entity at any time and (c) any partnership in which such Person is a general partner.

        "Tax Distribution" has the meaning ascribed to it in Section 4.4(c).

        "Tax Matters Member" has the meaning ascribed to it in Section 11.3(b).

        "Taxable Income" or "Tax Loss" shall mean with respect to each taxable year or other period, an amount equal to the Company's taxable income or loss for such period for U.S. federal income tax purposes, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to Code Section 703(a)(1) shall be included in such taxable income or loss).

        "Threshold Amount" has the meaning ascribed to it in Section 2.8(a).

        "Transaction" has the meaning ascribed to it in Section 9.2(c).

        "Transfer" means a transfer, sale, assignment, pledge, hypothecation or other disposition, whether directly or indirectly pursuant to the creation of a derivative security, the grant of an option or other right or the imposition of a restriction on disposition or voting, and irrespective of whether any of the foregoing are effected, with or without consideration, voluntarily or involuntarily, by operation of law or otherwise, or whether inter vivos or upon death.

        "Unit" means an interest in the capital, profits, losses and distributions of the Company as provided herein.

        SECTION 1.2.    Terms Generally.     The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references to "Sections" and "Articles" shall refer to Sections and Articles of this Agreement unless otherwise specified. The words "hereof" and "herein" and similar terms shall relate to this Agreement.

ARTICLE II.
GENERAL PROVISIONS

        SECTION 2.1.    Formation.     The Company has been organized as a Delaware limited liability company by the execution and filing of the Certificate by an authorized person under and pursuant to the Act. The rights, powers, duties, obligations and liabilities of the Holders shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Holder are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

        SECTION 2.2.    Name.     The name of the Company is "AdaptHealth Holdings LLC" and all Company business shall be conducted in that name or in such other names that comply with applicable law as the Manager may select from time to time.

        SECTION 2.3.    Term.     The term of the Company commenced on the date the original Certificate was filed with the office of the Secretary of State of the State of Delaware, and shall continue in existence perpetually until termination or dissolution in accordance with the provisions of Section 5.2.

        SECTION 2.4.    Purpose; Powers.     The Company is authorized to engage in any lawful act or activity for which limited liability companies may be organized under the Act. The Company was formed for the purpose of acquiring, establishing, owning, operating, and selling durable medical equipment businesses and related businesses, and may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

        SECTION 2.5.    Foreign Qualification.     The Manager shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in any jurisdiction in which it conducts business unless the Manager shall determine otherwise and determine that the failure so to qualify would not have a material adverse effect on the Company.

        SECTION 2.6.    Registered Office; Registered Agent; Principal Office; Other Offices.     The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Manager may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Manager may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Manager may designate from time to time with written notice to the Members, and the Company shall maintain records at such place.

        SECTION 2.7.    No State Law Partnership.     The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Holder, Member, Manager or Officer shall be a partner or joint venturer of any other Holder, Member, Manager or Officer by virtue of this Agreement, for any purposes other than as set forth in the next sentence of this Section 2.7, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and each Holder and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. Neither the Company nor any Holder may make an election for the Company to be taxable as a corporation for federal income tax purposes or to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A or any similar provisions of applicable state law, and no provision of this Agreement shall be construed to sanction or approve such election.

        SECTION 2.8.    Rights and Privileges of Classes of Units.     A class of Units designated as "Common Units" is hereby created and the Company is authorized to issue up to [200,000,000] Common Units. The ownership of outstanding Common Units are listed on Schedule A to this Agreement, as updated from time to time as indicated on the schedule. A Holder of a Common Unit shall be entitled to the allocations and distributions with respect to such Unit as set forth in Article IV, and a Holder of a Common Unit shall have the right to one vote per Common Unit owned by such Member. Initially, Common Units shall be uncertificated but the Manager may determine in good faith to certificate some or all of the Units for business purposes of the Company at any time by resolution thereof.

        SECTION 2.9.    Issuance of Additional Units.

          (a)   From time to time, following the admission of any new Members, or following the issuance, transfer or forfeiture of any Unit, the Manager shall update Schedule A to reflect such changes; provided, however, that no such update shall constitute an amendment to this Agreement.

          (b)   At any time that Pubco issues one or more shares of Class A Common Stock (other than an issuance of the type covered by Section 2.9(d) or an issuance to a holder of Exchangeable Units pursuant to the Exchange Agreement, as described in Section 2.9(c)), Pubco shall contribute to the Company all of the net proceeds (if any) received by Pubco with respect to such share or shares of

  Class A Common Stock. Upon the contribution by Pubco to the Company of all of such net proceeds so received by Pubco, the Manager shall cause the Company to issue a number of Common Units determined based upon the Exchange Rate then in effect, registered in the name of Pubco; provided, however, that if Pubco issues any shares of Class A Common Stock in order to purchase or fund the purchase of Units from a Member (other than a Subsidiary of Pubco), then the Company shall not issue any new Common Units registered in the name of Pubco in accordance with Section 2.9(c) and Pubco shall not be required to transfer such net proceeds to the Company (it being understood that such net proceeds shall instead be subsequently transferred by Pubco to such other Member as consideration for such purchase). Notwithstanding the foregoing, this Section 2.9(b) shall not apply to the issuance and distribution to holders of shares of Class A Common Stock of rights to purchase equity securities of Pubco under a "poison pill" or similar shareholder's rights plan (it being understood that (i) upon exchange of Exchangeable Units for Class A Common Stock pursuant to the Exchange Agreement, such Class A Common Stock would be issued together with any such corresponding right and (ii) in the event such rights to purchase equity securities of Pubco are triggered, Pubco will ensure that the holders of Common Units that have not been Exchanged prior to such time will be treated equitably vis-à-vis the holders of Class A Common Stock under such plan).

          (c)   At any time a holder of Exchangeable Units exchanges such Units for shares of Class A Common Stock or a Cash Payment, the Company shall cancel such Exchangeable Units. Upon the cancellation by the Company of the Exchangeable Units exchanged for shares of Class A Common Stock, the Manager shall cause the Company to issue a number of Common Units equal to the Net Exchanged Unit Amount, registered in the name of Pubco in accordance with Section 2.6 of the Exchange Agreement.

          (d)   If at any time Pubco issues one or more shares of Class A Common Stock in connection with an equity incentive program, whether such share or shares are issued upon exercise (including cashless exercise) of an option, settlement of a restricted stock unit, as restricted stock or otherwise, the Manager shall cause the Company to issue a corresponding number of Common Units, registered in the name of Pubco (determined based upon the Exchange Rate then in effect); provided that Pubco shall be required to contribute all (but not less than all) of the net proceeds (if any) received by Pubco from or otherwise in connection with such issuance of one or more shares of Class A Common Stock, including the exercise price of any option exercised, to the Company. If any such shares of Class A Common Stock so issued by Pubco in connection with an equity incentive program are subject to vesting or forfeiture provisions, then the Common Units that are issued by the Company to Pubco in connection therewith in accordance with the preceding provisions of this Section 2.9(d)) shall be subject to vesting or forfeiture on the same basis; if any of such shares of Class A Common Stock vest or are forfeited, then a corresponding number of the Common Units (determined based upon the Exchange Rate then in effect) issued by the Company in accordance with the preceding provisions of this Section 2.9(d)) shall automatically vest or be forfeited. Any cash or property held by Pubco or the Company or on any of such Person's behalf in respect of dividends paid on restricted shares of Class A Common Stock that fail to vest shall be returned to the Company upon the forfeiture of such restricted shares of Class A Common Stock.

          (e)   Pubco shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, the maximum number of shares of Class A Common Stock as shall be issuable upon Exchange of all outstanding Common Units and shares of Class B Common Stock; provided that nothing contained herein shall be construed to preclude Pubco from satisfying its obligations in respect of any such Exchange by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of Pubco or cash in lieu of shares of Class A Common Stock in the amount provided by the Exchange Agreement). If any shares of Class A Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon an Exchange, Pubco shall use reasonable efforts to cause the exchange of such shares of Class A Common Stock to be duly registered or approved, as the case may be. Pubco shall list and use its reasonable efforts to maintain the listing of the Class A Common Stock required to be delivered upon any such Exchange prior to such delivery upon the national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities laws). Pubco covenants that all shares of Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

          (f)    For purposes of this Section 2.9, "net proceeds" means gross proceeds to Pubco from the issuance of Class A Common Stock or other securities less all reasonable bona fide out-of-pocket fees and expenses of Pubco, the Company and their respective Subsidiaries actually incurred in connection with such issuance.

          (g)   The Company shall undertake all actions with respect to the Common Units, to maintain at all times a one-to-one ratio between the number of Common Units owned by Pubco, directly or indirectly, and the number of outstanding shares of Class A Common Stock, disregarding, for purposes of maintaining the one-to-one ratio, (i) options, rights or securities of Pubco authorized under the Company's existing equity incentive plan that are convertible into or exercisable or exchangeable for Class A Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by Pubco to the equity capital of the Company), (ii) treasury stock or (iii) preferred stock or other debt or equity securities (including without limitation warrants, options or rights) issued by Pubco that are convertible into or exercisable or exchangeable for Class A Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by Pubco to the equity capital of the Company).

          (h)   From and after the Effective Date to the extent required by Section 2.9(b), the Manager may authorize and create, and cause the Company to issue, additional Units or other equity securities in the Company (including creating preferred interests or other classes or series of securities having such rights, preferences and privileges as determined by the Manager) solely to the extent they are in the aggregate substantially equivalent to a class of equity securities of Pubco; provided that, following the Effective Date, in each case the Company shall not issue equity securities in the Company to any Person unless such Person shall have executed a Joinder Agreement and all other documents, agreements or instruments deemed necessary or desirable in the discretion of the Manager.

        SECTION 2.10.    Repurchase or Redemption of Class A Common Stock.     If, at any time, any shares of Class A Common Stock are repurchased or redeemed (whether automatically or by means of another arrangement) by Pubco for cash, then the Manager shall cause the Company, immediately prior to such repurchase or redemption of such shares, to redeem a corresponding number of Common Units held by Pubco (determined based upon the Exchange Rate then in effect), at an aggregate redemption price equal to the aggregate purchase or redemption price of the share or shares of Class A Common Stock being repurchased or redeemed by Pubco (plus any reasonable expenses related thereto) and upon such other terms as are the same for the share or shares of Class A Common Stock being repurchased or redeemed by Pubco.

        SECTION 2.11.    Changes in Common Stock.     In addition to any other adjustments required hereby, any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of Class A Common Stock, Class B Common Stock or other capital stock of Pubco shall be accompanied by an identical subdivision or combination, as applicable, of the Common Units or other equity securities of the Company, as applicable.

        SECTION 2.12.    Title to Company Assets.     All Company assets shall be deemed to be owned by the Company as an entity, and no Holder, individually, shall have any direct ownership interest in any Company assets. Each Holder, to the extent permitted by applicable law, hereby waives its rights to a partition of the assets and, to that end, agrees that it will not seek or be entitled to a partition of any assets, whether by way of physical partition, judicial sale or otherwise, except as otherwise expressly provided in Section 4.4.

ARTICLE III.
MANAGEMENT

        SECTION 3.1.    Management.

          (a)   Except as otherwise specifically provided in this Agreement or the Act, the business, property and affairs of the Company shall be managed, operated and controlled at the sole, absolute and exclusive direction of the Manager in accordance with the terms of this Agreement. No Member shall have management authority or voting or other rights over, or any other ability to take part in the conduct or control of the business of, the Company. The Manager is hereby designated as a "manager" within the meaning of Section 18-101(10) of the Act. The Manager is, to the extent of its rights and powers set forth in this Agreement, an agent of the Company for the purpose of the Company's business, and the actions of the Manager taken in accordance with such rights and powers shall bind the Company (and no Member shall have such right). The Manager shall have all necessary powers to carry out the purposes, business and objectives of the Company. The Manager may delegate in its discretion the authority to sign agreements and other documents and take other actions on behalf of the Company to any Person (including any Member, officer or employee of the Company) to enter into and perform any document on behalf of the Company.

          (b)   Without limiting Section 3.1(a), the Manager shall have the sole power and authority to effect any of the following by the Company or any of its Subsidiaries in one or a series of related transactions, in each case without the vote, consent or approval of any Member, unless otherwise provided in this Agreement: (i) any sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company); (ii) any merger, consolidation, reorganization or other combination of the Company with or into another entity, (iii) any acquisition; (iv) any issuance of debt or equity securities; (v) any incurrence of indebtedness; or (vi) any dissolution. Except for any vote, consent or approval of any Member expressly required by this Agreement, if a vote, consent or approval of the Members is required by the Act or other applicable law with respect to any action to be taken by the Company or matter considered by the Manager, each Member will be deemed to have consented to or approved such action or voted on such matter in accordance with the consent or approval of the Manager on such action or matter.

          (c)   Following the Effective Date, the Manager shall be elected annually by the Members in accordance with this Section 3.1(c), and the Manager so elected shall serve as the Manager until a successor has been duly elected as the Manager in accordance with this Section 3.1(c). Not more than one year after the later of (a) the Effective Date and (b) the last meeting of the Members or action by written consent of the Members at which or pursuant to which the Manager was elected in accordance with this Section 3.1(c), the Manager at such time (or the Members if the Manager shall fail to take such action) shall either (i) call and hold a meeting of the Members for purposes of electing the Manager or (ii) seek written consents from the requisite Members to elect the Manager pursuant to Section 3.8. A Person shall be elected as the Manager if the election of such Manager is approved by Members holding a majority of the outstanding Common Units by vote at a meeting held for such purpose or by action by written consent; provided, however, that if the Person so elected as the Manager was not the Manager immediately prior to such election, such election shall not be effective, and such Person shall not become the Manager, unless and until such Person has executed and delivered to the Company the written agreement of such Person to be bound by the terms of this Agreement applicable to the Manager, in form and substance reasonably satisfactory to the Manager serving immediately prior to such election or to the Members holding a majority of the outstanding Common Units. Pubco may withdraw as the Manager and appoint as its successor at any time upon written notice to the Company (i) any wholly-owned Subsidiary of Pubco, (ii) any Person of which Pubco is a wholly-owned Subsidiary, (iii) any Person into which Pubco is merged or consolidated or (iv) any transferee of all or substantially all of the assets of Pubco, which withdrawal and replacement shall be effective upon the delivery of such notice. No appointment of a Person other than Pubco (or its successor, as the case may be) as Manager shall be effective unless Pubco (or its successor, as the case may be) and the new Manager provide all Members with contractual rights, directly enforceable by such Members against the new Manager, to cause the new Manager to comply with all of the Manager's obligations under this Agreement.

          (d)   The Manager may resign as the Manager at any time and may be removed at any time, with or without cause, by the Members holding a majority of the outstanding Common Units by vote at a meeting of the Members held for such purpose or by action by written consent; provided, however, that no (i) such resignation or removal shall be effective until a successor Manager has been duly elected in accordance with Section 3.1(c), and (ii) Pubco shall not resign as the Manager for so long as it is a Member. If for any reason a Manager ceases to serve as the Manager prior to the election of a successor Manager in accordance with Section 3.1(c), Pubco shall automatically, and without any action of the Company or any Member, become the Manager and serve as the Manager until another Person is duly elected as the Manager in accordance with Section 3.1(c).

          (e)   (d) No Member or Manager in its capacity as such shall receive any fees or other compensation (whether in the form of cash or equity or other interests in the Company) for services rendered by it, him or her in the management of the Company's business (other than pursuant to any employment agreement or arrangement with any Manager or Member who is also an employee of the Company). The Company shall reimburse the Manager (and its employees, if any, and officers) for reasonable expenses incurred and paid by any of them in their capacity as Manager (or employees or officers thereof), including, but not limited to, telephone expenses, travel expenses incurred in connection with meeting, and any other out-of-pocket expenditures attributable to the Company.

        SECTION 3.2.    Officers.

          (a)    Designation and Appointment.    The Manager may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company's business (subject to the supervision and control of the Manager), including employees, agents and other Persons who may be designated as Officers of the Company with such titles as shall be determined by the Manager. Any number of offices may be held by the same Person. In its discretion, the Manager may choose not to fill any office for any period as it may deem advisable. Any Officers so designated shall have such authority and perform such duties as the Manager may, from time to time, delegate to them. Each Officer shall hold office for such time as shall be designated by the Manager.

          (b)    Resignation/Removal.    Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Manager. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause at any time by the Manager, subject to the terms and conditions of any employment agreement to which such Officer is a party with the Company or any Subsidiary. Designation of an Officer shall not of itself create any contractual or employment rights.

          (c)    Duties of Officers Generally.    The Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware.

        SECTION 3.3.    Indemnification and Exculpation by the Company.

          (a)   No Mandatory Indemnitee shall, in his or her capacity as such, be liable to the Company or any other Member for any expenses, damages, liabilities, costs or losses arising out of the performance of his, her or its duties as a Mandatory Indemnitee, other than those expenses, damages, liabilities, costs or losses arising out of or attributable to such Person's Uncovered Act. No Member shall be personally liable for any debts, liabilities or obligations of the Company by reason of such Member's status as a Member, whether to the Company, any Member or to the creditors of the Company.

          (b)   The Company, to the maximum extent permitted by law, shall indemnify and hold harmless the Manager and each Member and their respective Affiliates and each of its and their respective officers, directors, management committee members, trustees, partners or members, as the case may be, ("Mandatory Indemnitees") and may indemnify and hold harmless each of the Officers, employees or agents of the Company ("Permitted Indemnitees" and collectively with the Mandatory Indemnitees, the "Covered Persons"), from and against any and all judgments, interest on such judgments, fines, penalties, charges, costs, amounts paid in settlement, expenses and reasonable attorneys' fees incurred in connection with any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission, whether pending or threatened, and whether or not a Covered Person is or may be a party thereto, which arise out of the business or affairs of the Company or their activities with respect thereto ("Indemnified Damages"), except for any such Indemnified Damages (i) that are taxes imposed on or against any Holder and any Affiliate thereof, (ii) that have resulted primarily from gross negligence, fraud, bad faith, deceit, wrongful taking or self-dealing, willful misconduct, willful breach of this Agreement, or knowing violation of law by the Covered Person, (iii) that have resulted primarily from activities in breach of this Agreement or from ultra vires acts, (iv) in connection with any proceeding by or in right of the Company in which such Covered Person was adjudged liable to the Company or (v) in connection with any proceeding charging improper personal benefit to such Covered Person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received (clauses (i) through (v), the "Uncovered Acts"). Any repeal or modification of any portion of the foregoing provisions of this Section 3.3(a) or the adoption of any provision of this Agreement inconsistent with any portion of the foregoing provisions of this Section 3.3(a) shall not adversely affect any right or protection of any person indemnified under this Section 3.3(a) for any act or omission occurring, or any cause of action, suit, claim or other matter arising or accruing, prior to the effective date of such repeal, modification or adoption. This Section 3.3(a) shall not be deemed exclusive of any other provisions for indemnification, or advancement of expenses in connection with such indemnification of Members, Manager, directors, officers, employees, agents, trustees, partners and fiduciaries that may be included in any statute or is approved by the Manager or the Members.

          (c)   Expenses (including reasonable attorneys' fees) incurred by a Covered Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Company authorized in this Section 3.3. In addition, any expenses (including reasonable attorneys' fees) incurred by Covered Person in enforcing the right to indemnification pursuant to this Section 3.3 shall be paid by the Company upon a determination primarily in favor of such Covered Person.

          (d)   The Company may purchase and maintain insurance on behalf of any Covered Person against any liability asserted against such Covered Person and incurred by such Covered Person in any such capacity, or arising out of such Covered Person's status as such, whether or not the Company would have the power to indemnify such Person against such liability under this Section 3.3.

          (e)   The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 3.3 shall, unless otherwise provided when authorized or ratified, continue as to a Covered Person who has ceased to maintain the status which caused such Person to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such Covered Person.

          (f)    The rights of any Person to indemnification as provided herein shall not be deemed exclusive of any other rights to which such Person may now or at any time be entitled under applicable law, including without limitation, this Agreement, any other agreement, a resolution of the Manager or any committee thereof, any liability insurance policy of the Company or any Subsidiary thereof or otherwise.

          (g)   The Company hereby acknowledges that certain of the Covered Persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by other parties, employers or other Affiliates (collectively, the "Secondary Indemnitors"). Notwithstanding anything to the contrary in this Section 3.3, the Members and the Company hereby agree that if the Company has an indemnification obligation under this Agreement or pursuant to any other agreement: (i) the Company is the indemnitor of first resort (i.e., the Company's obligations to the Covered Persons are primary and any obligation of the Secondary Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Covered Persons are secondary), (ii) the Company shall be required to advance the full amount of expenses incurred by the Covered Persons and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Covered Person to the extent legally permitted and as required by this Agreement (or any agreement between the Company, on the one hand, and one or more of the Covered Persons, on the other hand), without regard to any rights the Covered Persons may have against the Secondary Indemnitors, and (iii) the Company irrevocably waives, relinquishes and releases the Secondary Indemnitors from any and all claims against the Secondary Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Members further agree that no advancement or payment by the Secondary Indemnitors on behalf of any Covered Person with respect to any claim for which such Covered Person has sought indemnification from the Company shall affect the foregoing, and the Secondary Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Covered Person against the Company.

        SECTION 3.4.    Directors & Officers Insurance.     The Company shall procure directors and officers liability insurance for the protection of the Manager, Officers and other applicable representatives of the Company provided that such insurance is available on commercially reasonable terms.

        SECTION 3.5.    Nature of Obligations between Members.     Except as otherwise expressly provided herein, nothing contained in this Agreement shall be deemed to constitute any Member an agent or legal representative of any other Member or to create any fiduciary relationship for any purpose whatsoever, apart from such obligations between members of a limited liability company as may be created under the Act. Except as otherwise expressly provided in this Agreement, a Member shall not have any authority to act for, or to assume any obligation or responsibility on behalf of, any other Member or the Company.

        SECTION 3.6.    Business Opportunities.     Nothing in this Agreement shall be deemed to restrict in any way the rights of any Member or of any Affiliate thereof (collectively, the "Institutional Representatives"), to conduct any other business or activity whatsoever (including, without limitation, in any business that is competitive with the Company or any business that might be considered an opportunity of the Company), whether presently existing or hereafter created. No Institutional Representative shall be accountable to the Company or to any Member with respect to that business or activity, and the organization of the Company shall be without prejudice to the Institutional Representative's rights to maintain, expand, exploit or diversify such other interests and activities of such opportunities, and to receive and enjoy profits or compensation therefrom. Each Member waives any rights such Member might otherwise have to share or participate in such other interests, activities or opportunities of any Institutional Representative. Subject to the foregoing, the Manager has fiduciary duties to the Company and the Members that are equivalent to the fiduciary duties owed by directors of a corporation incorporated in the State of Delaware to such corporation and its stockholders.

        SECTION 3.7.    Voting.

          (a)   Meetings of the Members may be called by the Manager and shall be called by the Manager upon the written request of Members holding at least 25% of the outstanding Common Units. Such request shall state the location of the meeting and the nature of the business to be transacted at the meeting. Written notice of any such meeting shall be given to all Members not less than two Business Days nor more than 30 days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at any meeting of the Members and may waive advance notice of such meeting. Whenever the vote or consent of Members is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in this Section 3.7. Except as otherwise expressly provided in this Agreement, the affirmative vote of the Members holding a majority of the outstanding Common Units shall constitute the act of the Members.

          (b)   Each Member may authorize any Person or Persons to act for it by proxy on all matters in which such Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

          (c)   Each meeting of Members shall be conducted by an Officer designated by the Manager or such other individual person as the Manager deems appropriate.

          (d)   Any action required or permitted to be taken by the Members may be taken without a meeting if the requisite Members whose approval is necessary consent thereto in writing.

 ARTICLE IV.
CAPITAL CONTRIBUTIONS; ALLOCATIONS; DISTRIBUTIONS

        SECTION 4.1.    Capital Contributions.     The Members have made, or shall be deemed to have made, the initial Capital Contributions to the Company as set forth in the books and records of the Company. Except as set forth in Section 2.12, no Holder shall be entitled to make any additional Capital Contributions without the approval of the Manager or required to make any additional Capital Contributions without such Holder's express written agreement.

        SECTION 4.2.    Capital Accounts.

          (a)    Creation.    There shall be established for each Holder on the books of the Company a Capital Account that shall be increased or decreased in the manner set forth in this Agreement.

          (b)    Negative Balance.    A Holder shall not have any obligation to the Company or to any other Holder to restore any negative balance in the Capital Account of such Holder.

          (c)    Current Balance.    The balance of each Holder's Capital Account as of the effective date of this Agreement is set forth on Schedule B attached hereto.

        SECTION 4.3.    Allocations of Net Income and Net Loss.

          (a)    Timing and Amount of Allocations of Net Income and Net Loss.    Net Income and Net Loss of the Company shall be determined and allocated with respect to each fiscal year of the Company as of the end of each such year or as circumstances otherwise require or allow. After making the allocations (if any) required by Section 4.3(b), Net Income or Net Loss shall be allocated among the Holders in such a manner that, as of the end of the period to which the allocation relates, to the greatest extent possible, the Capital Account of each Holder (determined after making all other adjustments provided for in this Agreement through the close of such period) shall be equal to the respective net positive amount (if any) that would be distributed to (or reserved for) such Holder if the Company were then to sell all of its assets for their Gross Asset Value, satisfy its liabilities and distribute its remaining cash (if any) to the Holders in accordance with Section 4.4(b).

          (b)    Regulatory Allocations.    Provisions governing the allocation of income, gain, loss, deduction and credit (and items thereof) are hereby incorporated by reference in this Agreement as may be necessary to provide that the Company's allocation provisions contain a so-called "qualified income offset" and comply with all provisions relating to the allocation of so-called "nonrecourse deductions" and "partner nonrecourse deductions" and the chargeback thereof as set forth in the Regulations under Section 704(b) of the Code (any such allocations, "Regulatory Allocations"). It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 4.3(b). Therefore, notwithstanding any other section of this Agreement, the Manager shall make such offsetting special allocations of income, gain, loss, or deduction in whatever manner is appropriate so that, after such offsetting allocations are made, each Holder's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Holder would have had if the Regulatory Allocations were not part of the Agreement. The Manager shall elect to treat distributions of proceeds from a nonrecourse financing as not allocable to an increase in "partnership minimum gain" to the extent permitted by Regulation § 1.704-2(h)(3).

          (c)    Allocations upon Transfer.    For any fiscal year during which a Holder's interest in the Company is assigned by such Holder, the portion of the Net Income and Net Loss of the Company that is allocable in respect of such Holder's interest shall be apportioned between the assignor and the assignee of such Holder's interest using any permissible method under Code

  Section 706 and the Regulations thereunder, as determined by the Manager; provided, however, that upon the admission of Pubco as a Member of the Company, the books of the Company shall be closed in accordance with Section 706(d) of the Code and consistent therewith (a) Net Income and Net Loss of the Company recognized as of the date of such admission shall be allocated among the Persons who were Holders prior to such date in accordance with this Section 4.3, and (b) Net Income and Net Loss recognized after such date shall be allocated among the Persons who were Holders after such date in accordance with this Section 4.3, in each case, as determined by the Manager.

          (d)    Required Tax Allocations.    All items of income, gain, loss, deduction and credit for federal income tax purposes shall be allocated to each Holder in the same manner as the Net Income or Net Loss (and each item of income, gain, loss and deduction related thereto) that is allocated to such Holder pursuant to Section 4.3(a), (b) and (c) to which such tax items relate. Notwithstanding the foregoing provisions of this Section 4.3, income, gain, loss, deduction, and credits with respect to property contributed or deemed contributed to the Company by a Holder shall be allocated among the Holders for federal and state income tax purposes pursuant to Regulations promulgated under Section 704(c) of the Code, so as to take account of the variation, if any, between the adjusted basis for federal income tax purposes of the property to the Company and its initial Gross Asset Value at the time of contribution. In the event the Gross Asset Value of any Company asset is adjusted pursuant to the definition of Gross Asset Value, subsequent allocations of income, gain, loss, deduction, and credits with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations consistent with the requirements of Regulations Section 1.704- 1(b)(2)(iv)(g). The allocations described in the two preceding sentences shall be made using any reasonable method permitted under applicable Regulations, as determined by the Manager. Allocations pursuant to this Section 4.3(d) are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Holder's Capital Account or share of Net Income or Net Loss. Allocations with respect to layers of Section 704(c) gain created prior to the date hereof will continue to be governed by the versions of this Agreement that were in effect on the dates those layers were created.

          (e)    Holders' Tax Reporting.    The Holders acknowledge and are aware of the income tax consequences of the allocations made by this Section 4.3 and, except as may otherwise be required by applicable law, hereby agree to be bound by the provisions of Section 4.3 in reporting their shares of Company income, gain, loss, deductions, and credits for federal, state and local income tax purposes.

          (f)    Section 754 Elections.    The Company shall make an election under Section 754 of the Code (and any comparable state tax elections) on its tax returns for the taxable year that includes the Effective Date, and shall also cause any entities treated as partnerships for income tax purposes and in which it owns a direct or indirect interest (other than solely through a subsidiary corporation) to make such elections, if such entities do not already have such elections already in effect.

        SECTION 4.4.    Distributions.

          (a)    Timing and Amounts.    Subject to any other restrictions set forth in this Agreement, Distributable Assets will be distributed to the Holders by the Company at such times and in such amounts as is determined by the Manager; provided that Tax Distributions shall be made at such times and in such amounts as specified in Section 4.4(c).

          (b)    Priority of Distributions.    Except as otherwise provided in this Section 4.4(b) and in Section 4.4(c), Section 4.4(d), and Section 4.4(e), distributions of Distributable Assets to the

  Holders of Units shall be allocated among the Holders of Common Units pro rata; provided, that the amounts otherwise distributable to a Common Unit pursuant to this Section 4.4(b) which is not vested (or not otherwise subject to vesting) shall not be distributed (and shall be reserved by the Company) unless and until such time as such Common Unit vests in accordance with its terms, at which time that amount that would have been distributed but for this proviso shall be distributed to the holder of such Common Unit; provided further, however, that in the event such Common Unit is forfeited to the Company in accordance with its terms prior to the time such Common Unit vests, all such amounts that would have been distributed but for the immediately preceding proviso shall be redistributed in accordance with this Section 4.4(b) as of the time of the original distribution.

          (c)    Tax Distributions.    Unless prohibited by law or by any loan document or other creditor agreements, the Manager shall cause the Company to make a cash distribution to each Holder on or before April 1 of each year in an amount equal to (A) (i) the Taxable Income allocated to the Units held by such Holder for the immediately preceding tax year, minus (ii) Tax Loss in excess of Taxable Income, in each case, allocated to such Unit for all tax years prior to such tax year, multiplied by (B) 45% (such amount determined in accordance with the foregoing, whether or not actually distributed pursuant to this Section 4.4(c), a "Tax Distribution"). The Company shall make quarterly advances against the Tax Distributions throughout the year to provide the Holders with cash to pay estimated taxes on the Taxable Income for the year, based on a reasonable estimate (as determined by the Manager) of the Company's Taxable Income for the year, and the amount of any such advances (or amounts withheld in accordance with Section 4.4(d)) shall reduce the final Tax Distribution to the applicable Holder. Tax Distributions distributed to Holders pursuant to this Section 4.4(c) shall be treated as interest-free advances on amounts otherwise distributable to a holder under this Agreement. Solely for the purposes of any Tax Distribution pursuant to this Section 4.4(c), all Common Units shall be treated as vested, whether such Common Units are actually vested or not.

          (d)    Withholding.    The Company is authorized to pay over to the appropriate government authority with respect to the Holder of any Unit such amounts as is required by the Code or any other provision of federal, state or local tax or other law. Any amount so paid (or any amount withheld from distributions or payments to the Company on account of the status of any Holder of any Unit (or, if such Holder is fiscally transparent for U.S. federal income tax purposes, a direct or indirect beneficial owner of such Holder)) shall be treated as a Tax Distribution to the Holder of such Unit for all purposes under this Agreement. Promptly upon learning of any requirement under any provision of the Code or any other applicable law requiring the Company to withhold any sum from a distribution to a Holder or to make any payment to any taxing authority in respect of such Holder, the Company shall give written notice to such Holder of such requirement, and if practicable and if requested by such Holder, shall cooperate with such Holder in all lawful respects to minimize or to eliminate any such withholding or payment. For the avoidance of doubt, any tax or other obligation attributable to tax payable by the Company referred to in this Section 4.4(d) shall include without limitation, any "imputed underpayment" imposed on the Company under Section 6225 of the Code that is attributable to the Holder of any Unit (as determined by the Manager) and any associated interest or penalties, and any taxes, interest or penalties payable by the Company under any similar provisions of state or local tax laws. The provisions of this Section 4.4(d) shall survive the dissolution of the Company and the withdrawal of any Member or the transfer of any Member's Units.

          (e)    Limitations on Distributions.    Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Holder on account of any Unit in the Company if such distribution would violate (i) the Act or other applicable law or (ii) the Credit Agreement.

 ARTICLE V.
WITHDRAWAL; DISSOLUTION

        SECTION 5.1.    Member Withdrawal.

          (a)   No Member shall have the power or right to withdraw or otherwise resign from the Company prior to the dissolution and winding up of the Company except pursuant to a Transfer permitted under this Agreement of all of such Member's Units. Notwithstanding anything to the contrary contained in the Act, in no event shall any Member be deemed to have withdrawn from the Company or cease to be a Member upon the occurrence of any of the events specified in this Agreement (other than dissolution pursuant to Section 5.2), or any events similar thereto, unless the Member, after the occurrence of any such event, indicates in a written instrument that the Member has so withdrawn.

          (b)   Pubco shall not, by any means, withdraw as a Member or otherwise cease to be a Member except in compliance with this Section 5.1(b). No withdrawal of Pubco as a Member or other cessation of Pubco to be a Member shall be effective unless (i) proper provision is made, in compliance with this Agreement, so that the obligations of Pubco and the rights of all Members under this Agreement and applicable law remain in full force and effect, and (ii) Pubco or its successor, as applicable, provides all other Members with contractual rights, directly enforceable by such other Members against Pubco or its successor, as applicable, to cause Pubco to comply with all Pubco's obligations under this Agreement (other than in its capacity as Manager, if applicable).

        SECTION 5.2.    Dissolution.

          (a)    Events.    The Company shall be dissolved and its affairs shall be wound up on the first to occur of the following:

              (i)  the entry of a decree of judicial dissolution of the Company under the Act;

             (ii)  the sale or other transfer of all or substantially all of its assets; or

            (iii)  upon the liquidation, dissolution or winding up of the Company as approved by the Manager; provided, however, the Manager shall not authorize or permit the liquidation or winding up of the Company absent a determination by the Manager that such liquidation or winding up is in the best interests of the Holders.

  The death, retirement, resignation, expulsion, incapacity, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.

          (b)    Actions Upon Dissolution.    When the Company is dissolved, the business and property of the Company shall be wound up and liquidated by the Manager. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Company to minimize the normal losses attendant upon a liquidation.

          (c)    Priority.    Following completion of the wind up and liquidation process, the assets of the Company shall be distributed in the following manner and order:

              (i)  First, all debts and obligations of the Company, if any, shall first be paid, discharged or provided for by adequate reserves in accordance with the Act; and

             (ii)  Second, the balance shall be distributed to the Holders in accordance with Section 4.4(b).

          (d)    Cancellation of Certificate.    On completion of the distribution of Company assets as provided herein, the Company is terminated, and shall file a certificate of cancellation with the

  Secretary of State of the State of Delaware, cancel any other filings made and take such other actions as may be necessary to terminate the Company.

ARTICLE VI.
TRANSFERS

        SECTION 6.1.    Transfers.

          (a)    Transfers by Holders.    Subject to the other restrictions contained in this Agreement, no Holder shall Transfer any Units without the written consent of the Manager, which may be granted or withheld in its sole discretion, except a Holder may, without Manager consent, make a Permitted Transfer. A "Permitted Transfer" means any Transfer by a Holder to any of the following persons (each, a "Permitted Transferee"): (i) to such Holder's spouse, children, grandchildren, parents, grandparents, and siblings or trust for the benefit of any such individuals; (ii) to an Affiliate of such Holder, to such Holder's members if such person is a limited liability company, to such Holder's partners if a partnership, or to such Holder's shareholder(s) if a corporation; (iii) if Units are held by trust, to successor trusts and/or to the beneficiaries of such trust; (iv) if such Holder is a natural person, upon the death of such Holder, to his or her beneficiaries pursuant to laws of decent and distribution if the beneficiary is a Person specified in clauses (i) or (iii) above; (v) with respect to Ocean Rock, a transfer to Blue River; (vi) with respect to Blue River, a transfer to Ocean Rock; (vii) with respect to APM, any transfer to Gvodas; (viii) with respect to Gvodas, any transfer to APM; (ix) any transfer by APM to any entity that is controlled by or is under common control with APM; and (x) any transfer by BlueMountain to any fund or entity managed by BlueMountain Capital Management, LLC. Any attempted Transfer in violation of the terms of any provision of this Article VI shall be null and void ab initio and of no effect.

          (b)    Transfer of Pubco's Units.    Pubco may not Transfer all or any portion of the Units held thereby at any time, except to (i) any wholly-owned Subsidiary of Pubco, (ii) any Person of which Pubco is a wholly-owned Subsidiary, (iii) any Person into which Pubco is merged or consolidated or (iv) any transferee of all or substantially all of the assets of Pubco, which withdrawal and replacement shall be effective upon the delivery of such notice.

          (c)    No Publicly Traded Partnership—Transfer Restrictions.    The Manager shall prohibit any Transfer (and shall not recognize any Transfer) if such Transfer would cause the Company to be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Code and the regulations promulgated thereunder.

          (d)    Transferees Bound.    Any Person who acquires in any manner whatsoever any Unit, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Unit in the Company was subject to or by which such predecessor was bound.

          (e)    Admission.    The Manager shall have the right to admit as a Member any Person who acquires an interest in the Company, or any part thereof, from a Member or from the Company and shall admit as a Member any Person acquiring Units pursuant to a Permitted Transfer upon the transferee's request and transferee's compliance with the provisions of Section 6.1(a) and 6.1(b). Concurrently with the admission of any additional Member, the Manager shall forthwith cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the admission of such Person as a Member, all at the expense, including payment of any professional and filing fees incurred, of the new Member (unless otherwise approved by the Manager, in which case, the Company may cover said expenses). Any Holder who is permitted to own a Unit pursuant to the terms of this Agreement but has not been admitted as a Member shall have the right to distributions and allocations with respect to such Unit owned by such Holder but shall not have any further rights as a Member under this Agreement or the Act.

          (f)    Conditions.    The admission of any Person as a Member shall be conditioned upon such Person's written acceptance and adoption of all the terms and provisions of this Agreement, either by (i) execution and delivery of a joinder agreement, substantially in the form attached hereto as Exhibit A (the "Joinder Agreement"), and shall take such other actions as the Manager shall consider appropriate for such additional Member to become bound by the terms of this Agreement to the Company or (ii), if requested by the Manager, a writing evidencing the intent of such Person to become a Member (in form and substance reasonably satisfactory to the Manager).

          (g)   This Section 6.1 shall apply with respect to all Holders of Units, and the legend on the cover page of this Agreement with respect to the membership interests shall apply with respect to all of the Units.

        SECTION 6.2.    Securities Law Compliance.     Each Holder further agrees that it will not make or attempt any Transfer of Units unless such Transfer is made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and, in either case, in compliance with all applicable state securities laws. The Company agrees, and each Holder understands and consents, that the Company will not cause or permit the Transfer of any Units to be made on its books (or on any register of securities maintained on its behalf) unless the Transfer is permitted by, and has been made in accordance with the terms of this Agreement and all applicable federal and state securities laws. Each Holder agrees that in connection with any Transfer of Units that is not made pursuant to a registered public offering (other than to an Affiliate pursuant to Section 6.1(a) above), the Company may, in its sole discretion, request an opinion in form and substance reasonably satisfactory to the Company of counsel reasonably satisfactory to the Company stating that such transaction is exempt from registration under the Securities Act and in compliance with any registration or similar requirements under applicable state securities laws.

ARTICLE VII.
RESERVED

ARTICLE VIII.
RESERVED

ARTICLE IX.
CONFIDENTIALITY; COVENANTS

        SECTION 9.1.    Use of Confidential Information.     Each Holder agrees that it will not use at any time any Confidential Information of which any such Holder is or becomes aware except in connection with its investment in the Company (except that Holders who are managers, directors, officers or employees of the Company or its Subsidiaries shall also be permitted to use such Confidential Information in connection with the performance of their duties as managers, directors, officer or employees).

        SECTION 9.2.    Related Confidentiality Covenants.

          (a)   Each Holder further agrees that the Confidential Information will be kept strictly confidential and will not be disclosed by it or its Agents, except (i) as required by applicable law, regulation or legal process or in response to any inquiry from a regulatory authority having jurisdiction over such Holder, and only after compliance with Section 9.2(b), and (ii) that it may disclose the Confidential Information or portions thereof to those of its and its Affiliates' respective Agents who need to know such information in connection with the investment by the

  Holder in the Company or any potential transferees of any Holder so long as such transferee is bound by a confidentiality agreement comparable to the provisions contained herein. Each Holder agrees to be responsible for any breach of this Article IX by its Agents or potential transferees (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy the Company may have against such Agents or potential transferees with respect to any such breach).

          (b)   If any Holder or Agent thereof becomes legally compelled (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, such Holder or Agent shall provide the Company with prompt and, if possible, prior written notice of such requirement to disclose such Confidential Information. Upon receipt of such notice, the Company may seek a protective order or other appropriate remedy. If such protective order or other remedy is not obtained, such Holder and its Agents shall disclose only that portion of the Confidential Information which is legally required to be disclosed and shall, at the request and expense of the Company, take all reasonable steps to preserve the confidentiality of the Confidential Information. In addition, neither such Holder nor its Agent will oppose any action (and such Holder and its Agents will, if and to the extent requested by the Company and legally permissible to do so, cooperate with and assist the Company, at the Company's expense and on a reasonable basis, in any reasonable action) by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

          (c)   Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to an investment in the Company (the "Transaction"), shall not apply to the tax structure or tax treatment of, or tax strategies relating to, the Transaction, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the tax structure and tax treatment of, and tax strategies relating to, the Transaction and all materials of any kind (including opinions or other tax analysis) that are provided to such party relating to such tax treatment and tax structure; provided however, that such disclosure shall not include Confidential Information not relevant to the tax structure or tax treatment of the Transaction and shall not include information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

        SECTION 9.3.    Non-Competition; Non-Solicitation.

          (a)   Each Holder hired in an executive capacity by the Company and/or the Subsidiaries, which individuals shall sign this Agreement either currently or at the time any of the foregoing executives are hired, hereby covenants and agrees that such Holder shall not, directly or indirectly:

              (i)  during the Restricted Period, engage, whether as principal, agent, investor, distributor, representative, stockholder, equity holder, consultant, volunteer or otherwise, with or without pay, in any activity or business venture, anywhere within a fifty (50) mile radius of each location at which the Company, Braden Partners, L.P. (d/b/a Pacific Pulmonary Services), Sound Oxygen Service LLC, Bennett Medical Services, MedBridge Home Medical, Roberts Home Medical, TriCounty Medical Equipment and Supply, LLC, Royal Medical Supply, Inc., First Choice Home Medical Equipment, LLC, Ocean LLC, Ocean of PA, Verus Healthcare, Inc., or any other Affiliate of the Company does business, which is competitive with the business of owning and/or operating a durable medical equipment business;

             (ii)  during the Restricted Period, (A) solicit or endeavor to solicit any client, customer, director, officer, employee, agent or consultant of the Company or any of its Affiliates, either on such Holder's own account or for any other Person, or (B) employ any person who was a manager, director, officer or employee of the Company or any of its Affiliates or any person who is or is likely to be in possession of confidential information or trade secrets of the Company or any of its Affiliates; or (C) induce or attempt to influence any Person that has a referring relationship with the Company or any of its Affiliates, or any health care payor or insurer that has a contractual arrangement with the Company or any of its Affiliates, to terminate or not renew such relationship; or

            (iii)  take any action or make any statement the effect of which would be, directly or indirectly, to disparage the Company or any of its Affiliates or the business reputation or good name of the Company or any of its Affiliates.

          (b)   Each Holder hereby acknowledges and agrees that the provisions set forth in this Section 9.3 are fair, reasonable and necessary to protect the legitimate interests of the Company and its Holders, and that this Section 9.3 was negotiated and bargained for by the parties hereto.

          (c)   Each such Holder acknowledges and agrees that (i) a breach of the provisions of this Section 9.3 would result in immediate, substantial and irreparable damage to the Company and its Holders and (ii) such damage would be extremely difficult to measure in terms of monetary damages and no other remedy for such breach would be adequate. Therefore, upon such a breach, the Company shall be entitled to specific performance of these provisions and injunctive or other appropriate equitable relief and the breaching Person shall be responsible for the payment of court costs and other fees and expenses incurred by the Company (including reasonable attorneys' fees) in connection with the enforcement of this Section 9.3.

          (d)   Each such Holder hereby agrees that if the scope of any restriction or covenant contained in this Section 9.3 should be or become too broad or extensive to permit enforcement thereof to its fullest extent, then such restriction or covenant shall be enforced to the maximum extent permitted by law, and each Holder hereby consents and agrees that (i) it is the parties' intention that the covenants and restrictions contained herein be enforced as written and (ii) in the event a court of competent jurisdiction determines that any restriction or covenant contained herein is too broad or extensive to permit enforcement thereof to its fullest extent, the scope of any such restriction or covenant may be modified accordingly in any judicial proceeding brought to enforce such restriction or covenant, but should be modified to permit enforcement of the restrictions and covenants contained herein to the maximum extent the court, in its judgment, will permit.

          (e)   Notwithstanding the foregoing, the obligations and restrictions set forth in this Section 9.3 shall not apply to McLarty or any of its transferees.

          (f)    For the purposes of clarity, notwithstanding the foregoing, the obligations and restrictions set forth in this Section 9.3 shall not apply to BlueMountain or any of its transferees.

          (g)   Notwithstanding the foregoing, with respect to the obligations and restrictions of the Rollover Member and Mr. Roberts set forth in this Section 9.3, (i) SnapWorx, LLC and its business shall not be subject to this Section 9.3, provided that the business of SnapWorx, LLC shall comply with the restrictions outlined in that certain Subscription Agreement, dated May 17, 2018, between SnapWorx LLC and the Company and there shall be no breach of the restrictions outlined in the Subscription Agreement, and (ii) the business of providing an ozone cleaning product shall not be subject to this Section 9.3.

 ARTICLE X.
REPRESENTATIONS AND WARRANTIES

        SECTION 10.1.    Representations and Warranties of the Holders.     Each Holder, severally and not jointly, represents and warrants to the Company and the other Holders as follows:

          (a)   The execution, delivery and performance of this Agreement by such Holder will not violate (i) any provision of the certificate or articles of incorporation, bylaws, operating agreement, partnership agreement or other organizational documents of such Holder (if applicable), (ii) any provision of applicable law or regulation, any order of any court or other agency of government, or (iii) any provision of any indenture, agreement or other instrument to which such Holder or any of such Holder's properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

          (b)   This Agreement has been duly executed and delivered by such Holder, and, when executed by the other parties hereto, will constitute the legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally and the discretion of courts in granting or denying equitable remedies.

        SECTION 10.2.    Representations and Warranties of the Company.     The Company represents and warrants to each Holder as follows:

          (a)   The execution, delivery and performance of this Agreement by the Company will not violate (i) any provision of this Agreement, (ii) any provision of applicable law or regulation, any order of any court or other agency of government, or (iii) any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

          (b)   This Agreement has been duly executed and delivered by the Company, and, when executed by the other parties hereto, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

ARTICLE XI.
REPORTS TO MEMBERS; TAX MATTERS

        SECTION 11.1.    Books and Records; Financial Statements.

          (a)   At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company business on an accrual method in accordance with GAAP consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Notwithstanding any provision to the contrary of the Act, such books of account, together with an executed copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representatives for any purpose reasonably related to such Member's interest in the Company. In addition to the other rights specifically set forth in this Agreement, each Member shall have access to all information to which a Member is entitled to have access pursuant to the Act and such other information regarding the Company and its business and affairs as such Person may reasonably request from time to time. The books of account and the records of the Company shall be examined by and reported upon as of the end of each fiscal year by a firm of independent certified public accountants that shall be selected by the Manager.

          (b)   The Company shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company and the following financial information, prepared, in the case of clauses (i) and (ii) below, on an accrual basis in accordance with GAAP, together with an operating report in a form to be determined by the Manager analyzing such information, shall be transmitted by the Company to each Member. Within ninety (90) days after the close of each fiscal year and within forty-five (45) days after the close of each fiscal quarter, such operating report and the following financial statements shall be transmitted by the Company to each Member:

              (i)  the balance sheet of the Company as of the close of such fiscal period;

             (ii)  a statement of Company profits and losses for such fiscal period; and

            (iii)  a statement of the Company's cash flows for such fiscal period.

          (c)   Each Holder shall provide the Company upon request tax basis information about contributed assets and other tax information reasonably requested by the Company.

          (d)   Determinations.    All determinations, valuations and other matters of judgment required to be made for accounting purposes under this Agreement shall be made by the Manager and shall be conclusive and binding on all Holders and any other Person, and to the fullest extent permitted by law, no such Person shall have the right to an accounting or an appraisal of the assets of the Company or any successor thereto.

        SECTION 11.2.    Fiscal Year.     The fiscal year of the Company shall be the calendar year unless otherwise determined by the Manager or required in accordance with Section 706 of the Code.

        SECTION 11.3.    Certain Tax Matters.

          (a)    Preparation of Returns.    The Manager shall cause to be prepared and filed all federal, state and local tax returns of the Company for each year for which such returns are required to be filed. The Manager shall determine the appropriate treatment of each item of Company income, gain, loss, deduction and credit and the accounting methods and conventions to be used by the Company under the tax laws of the United States, the several states and other relevant jurisdictions. Prior to March 15 of each year, the Manager shall cause the Company to distribute to each Holder all Company information reasonably necessary to enable each Holder to prepare its federal, state, and local income tax returns, including a Schedule K-1. Each Holder agrees that it shall not, except as otherwise required by applicable law or regulatory requirements, (i) treat, on its individual income tax returns, any item of income, gain, loss, deduction or credit allocated to the Holder by the Company in a manner inconsistent with the treatment of such item by the Company as reflected on the Schedule K-1 or other information statement furnished by the Company to such Holder for use in preparing its income tax returns in the absence of an administrative determination or judicial ruling to the contrary or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment.

          (b)    Tax Matters Member.    The Company and each Member hereby designate the Manager as the "tax matters partner" for purposes of Section 6231(a)(7)of the Code; the "partnership representative" of the Company within the meaning of Section 6223 of the Code (as amended by the Bipartisan Budget Act of 2015) for any tax period subject to the provisions of such Section 6223 of the Code, and in each case any analogous provisions of state law (in either capacity, the "Tax Matters Member"). The Tax Matters Member, on behalf of the Company and the Holders, shall be permitted to make any filing or election under the Code, the Regulations, or any other law or regulations that it believes to be in the best interests of the Company or the Holders.

  The Company shall indemnify and reimburse the Tax Matters Member for all expenses (including legal and accounting fees) incurred as Tax Matters Member pursuant to this clause (b).

ARTICLE XII.
MISCELLANEOUS

        SECTION 12.1.    Governing Law.     THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any provision of the Certificate or any mandatory provision of the Act, the applicable provision of the Certificate or the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

        SECTION 12.2.    Successors and Assigns.     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that no Person claiming by, through or under a Holder (whether as such Holder's successor in interest or assign or otherwise), as distinct from a Holder itself, shall have any rights as, or in respect to, a Holder (including the right to approve or vote on any matter or to notice thereof).

        SECTION 12.3.    Amendments; Waiver.     The Manager may, to the fullest extent allowable under Delaware law, amend this Agreement; provided, however, the holders of a majority of the outstanding Common Units other than the Common Units held by the Manager shall be required to amend in any material respect Section 2.8, Section 2.9, Section 3.1, Article IV, Article V, and Section 7.1; and provided further that if an amendment or modification of this Agreement or the Certificate (whether by merger, consolidation or otherwise) would adversely and disproportionately (relative to any other Class of Units) affect a Class of Units, the Members holding a majority of all Units owned by Members of such disproportionately and adversely affected Class must approve such amendment or modification; and (b) if an amendment or modification of this Agreement or the Certificate (whether by merger, consolidation or otherwise) would adversely and disproportionately affect a Member holding Units of a particular Class (relative to the other Members holding Units of the same Class), such disproportionately and adversely affected Member must approve such amendment or modification. No provision of this Agreement shall be deemed to have been waived unless such waiver is contained in writing signed by the party charged with the waiver, and provided that no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

        SECTION 12.4.    Notices.     Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing and shall be given to any Holder at its address shown in the Company's books and records, or, if given to the Company, at the designated business address of the Company. Each proper notice shall be effective upon any of the following: (i) personal delivery to the recipient, (ii) on the day scheduled for delivery to the recipient by a nationally recognized overnight courier service (charges prepaid) or (iv) five (5) Business Days after being deposited in the United States mail (first class, postage prepaid).

        SECTION 12.5.    Counterparts.     This Agreement may be executed in any number of counterparts (including by means of signature pages sent by facsimile or other electronic means), all of which together shall constitute a single instrument.

        SECTION 12.6.    Power of Attorney.     Each Member hereby irrevocably appoints the Manager as such Member's true and lawful representative and attorney-in-fact, acting in such Member's name, place and stead, (i) to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment (provided such amendment has been adopted in accordance with the terms of this Agreement) to this Agreement or which may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof and (ii) to execute, implement and continue the valid and subsisting existence of the Company or to qualify and continue the Company as a foreign limited liability company in all jurisdictions in which the Company may conduct business. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent withdrawal from the Company of any Member for any reason and shall survive and shall not be affected by the disability or incapacity of such Member.

        SECTION 12.7.    Entire Agreement.     This Agreement and the other documents and agreements referred to herein or entered into concurrently herewith embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein and therein. This Agreement and such other documents and agreements supersede all prior agreements and understandings between the parties with respect to such subject matter.

        SECTION 12.8.    Jurisdiction.     Any suit, action or proceeding under or with respect to this Agreement, shall be brought in any court of competent jurisdiction in the State of Delaware, New Castle County, and each of the Company and the Holders hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the Company and the Holders hereby irrevocably waives any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, New Castle County, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

        SECTION 12.9.    WAIVER OF JURY TRIAL.     TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 12.9 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

        SECTION 12.10.    Section Titles.     Section titles and headings are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text hereof.

        [Signature Page Follows]

        IN WITNESS WHEREOF, the parties have executed this Limited Liability Company Agreement as of the day and year first above written.

[MEMBERS]

Schedule A

Holders and Outstanding Common Units

[To come.]

Schedule B

Capital Accounts

[To come.]

        IN WITNESS WHEREOF, the parties hereto have executed this Limited Liability Company Agreement as of the date first above written.

COMPANY:
ADAPTHEALTH HOLDINGS LLC
By:	Name: Luke McGee

        SPECIFICALLY WITH RESPECT TO SECTION 9.3 HEREOF:

Joshua Parnes	Luke McGee
Alan Quasha	John M. Gvodas, Jr.
Jason Young

 Exhibit A

FORM OF JOINDER AGREEMENT

TO

FIFTH AMENDED AND RESTATED LLC AGREEMENT

        This Joinder Agreement (this "Agreement") to the Fifth Amended and Restated Limited Liability Company Agreement of AdaptHealth Holdings LLC, a Delaware limited liability company (the "Company"), dated as of [    •    ], 2019 (the "Operating Agreement"), is executed and delivered as of the date set forth opposite the signature of the undersigned (the "Additional Member") and is effective as of such date. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Operating Agreement.

        WHEREAS, the Additional Member desires to receive Common Units of the Company;

        WHEREAS, in connection with the receipt of the Common Units, the Additional Member must, among other things, become a party to the Operating Agreement;

        NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.     The Additional Member hereby certifies that it has received a copy of the Operating Agreement

          2.     The Additional Member hereby acknowledges and agrees with the Company that the Additional Member is a signatory and party to the Operating Agreement as of the date written below and thus subject to all terms and conditions of the Operating Agreement applicable to each Member of the Company.

        IN WITNESS WHEREOF, the undersigned has executed this Agreement on the date set forth below.

Date:	MEMBER:
[Add Sig Block]
ACCEPTED:
ADAPTHEALTH HOLDINGS LLC
By:
Name:
Title: